UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

JOINT CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

November 20, 2003

LA QUINTA PROPERTIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-9110	95-3520818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Hidden Ridge, Suite 600, Irving, TX 75038

(Address of Principal Executive Offices and Zip Code)

(214) 492-6600

(Registrant’s telephone number, including area code)

LA QUINTA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-9110	95-3419438
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Hidden Ridge, Suite 600, Irving, TX 75038

(Address of Principal Executive Offices and Zip Code)

(214) 492-6600

(Registrant’s telephone number, including area code)

ITEM 5.                                                   Other Events.

On November 20, 2003, La Quinta Corporation (“LQ Corporation”) and La Quinta Properties, Inc. (“LQ Properties” together with LQ Corporation, the “La Quinta Companies”) entered into an underwriting agreement with Morgan Stanley & Co. Incorporated (“Morgan Stanley”), Credit Lyonnais Securities (USA) Inc. (“Credit Lyonnais”) and CIBC World Markets Corp. (“CIBC”), JMP Securities LLC and Wells Fargo Van Kasper, LLC, (together, the “underwriters”) for whom Morgan Stanley, Credit Lyonnais and CIBC are acting as representatives, a copy of which is included as Exhibit 1.1 to this Joint Current Report on Form 8-K and incorporated herein by reference.

Pursuant to the underwriting agreement, the Underwriters agreed to purchase 30,000,000 shares of paired common stock, comprised of one share of common stock, par value $0.01 per share, of LQ Corporation and one share of class B common stock, par value $0.01 per share, of LQ Properties, plus up to an additional 4,500,000 shares to cover over-allotments, at a price of $5.55 per paired share, less underwriting discounts and commissions.

ITEM 7.                                                   Financial Statements and Exhibits.

(a)                                                                                  Not applicable.

(b)                                                                                 Not applicable.

The exhibits listed in the following index relate to the offering described in Item 5 above pursuant to a prospectus supplement dated November 20, 2003 to the prospectus dated July 15, 2002, which forms a part of La Quinta Companies’ Joint Registration Statement on Form S-3 (File Nos. 333-91998 and 333-91998-001) and are filed herewith for incorporation by reference in such Joint Registration Statement.

(c)                                                                                  Exhibits:

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this joint report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2003	LA QUINTA CORPORATION

	By:	/s/ Steven J. Flowers
	Name:	Steven J. Flowers
	Title:	Vice President and Treasurer

Date: November 21, 2003	LA QUINTA PROPERTIES, INC.

	By:	/s/ Steven J. Flowers
	Name:	Steven J. Flowers
	Title:	Vice President and Treasurer

Exhibit Index

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

99.1	Press Release